Exhibit (a)(2)

Fintan Alternative Fixed Income Institutional Fund, LLC

 Limited Liability Company Agreement

This limited liability company agreement (“Agreement”) of Fintan Alternative Fixed Income Institutional Fund, LLC (the “Fund”) is dated as of April 6, 2015 by and among the Organizational Member (as defined below) and those persons admitted as Members on or after such date.

WHEREAS, the Fund has been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to a Certificate of Formation (the “Initial Certificate”) dated and filed with the Secretary of State of the State of Delaware on April 6, 2015;

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants set forth below in this Agreement, it is agreed as follows:

ARTICLE 1

 DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“Administrator” means the person who provides administrative services to the Fund pursuant to an administrative services agreement.

“Affiliate” means an affiliated person of a person as such term is defined in the Investment Company Act.

“Agreement” means this limited liability company agreement, as amended from time to time.

“Board of Directors” means the Board of Directors established pursuant to Section 2.6 of this Agreement.

“Certificate” means the Certificate of Formation of the Fund and any amendments to it as filed with the office of the Secretary of State of the State of Delaware.

“Closing Date” means the first date on or as of which a Member (other than the Organizational Member) is admitted to the Fund.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Delaware Act” means the Delaware Limited Liability Company Act, as in effect on the date of this Agreement and as amended from time to time, or any successor law.

“Director” means an individual designated as a Director of the Fund pursuant to the provisions of Section 2.6 of this Agreement and who consents to serve on the Board of Directors of the Fund and whose service on the Board of Directors has not been terminated pursuant to Section 4.2 of this Agreement.

“Fiscal Year” means the period originally commencing on the Closing Date and ending on March 31, 2014, and each subsequent 12‑month period ending on March 31 of the next succeeding year (or on the date of a final distribution pursuant to Section 7.2 of this Agreement), unless the Board of Directors shall elect another fiscal year for the Fund.

“Form N‑2” means the Fund’s registration statement on Form N‑2 filed with the Securities and Exchange Commission, as amended from time to time.

“Fund” means Fintan Alternative Fixed Income Institutional Fund, LLC.

 “Independent Directors” means those Directors who are not “interested persons” of the Fund, as such term is defined in the Investment Company Act.

“Investment Company Act” means the Investment Company Act of 1940 and the rules, regulations and orders under the Investment Company Act, as amended from time to time, or any successor law.

 “Investment Management Agreement” means a separate written agreement entered into by the Fund pursuant to which the Investment Manager provides Investment Management Services to the Fund.

“Investment Management Services” means such investment advisory and other services as the Investment Manager is required to provide to the Fund pursuant to an Investment Management Agreement.

“Investment Manager” means a person who at any particular time serves as an investment manager to the Fund pursuant to an Investment Management Agreement.  The sole initial Investment Manager to the Fund is Fintan Partners, LLC.

“Managed Asset Value” means the value of the Managed Assets determined from time to time consistent with valuation procedures adopted by the Board of Directors.

“Managed Assets” means (i) all cash and other assets of the Fund; plus (ii) all investments, reinvestments and proceeds of the sale of such assets, including, without limitation, all distributions reinvested by the Fund and the interest on such investments, and all appreciation of, and additions to, such assets less depreciation of, and withdrawals from, such assets.

“Member” means any person who shall have been admitted to the Fund as a member (including any Director in such person’s capacity as a member of the Fund) until the Fund has repurchased and paid proceeds for all Shares held by such person pursuant to Section 4.5 of this Agreement or a substituted Member has been admitted with respect to all of such person’s Shares pursuant to Section 4.4 of this Agreement; such term includes the Investment Manager, in its capacity as a member of the Fund, to the extent the Investment Manager holds Shares and shall have been admitted to the Fund as a member.  Persons seeking to be admitted to the Fund as Members, or seeking to purchase additional Shares of the Fund pursuant to Section 5.1 of this Agreement, shall be required to submit such subscription materials as the Fund shall require from time to time and to make the representations set forth in such subscription materials relating, among other things, to satisfaction of the Fund’s eligibility standards for purchasers of Shares.

“Net Assets” means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities, obligations and reserves of (or allocable to) the Fund, calculated before giving effect to any repurchases of Shares of the Fund as of the date of calculation.

“Organizational Member” means Josephine Cheung.

“Portfolio Hedge Fund” means unregistered investment funds and registered investment companies.

“Securities” means securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in section 2(a)(36) of the Investment Company Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options on any of the foregoing, as well as investments in Portfolio Hedge Funds.

“Service Provider” means the Administrator or any custodians and other persons providing custodial, administrative, investor servicing, recordkeeping and other services to the Fund.

“Shares” means the transferable units (shares) of limited liability company interest issued by the Fund from time to time and include fractions of Shares as well as whole Shares.

“Transfer” means the assignment, transfer, sale, encumbrance, pledge or other disposition of one or more Shares.

“Valuation Date” means the date as of which the Fund is directed by the Board of Directors to determine the value of its Net Assets, which shall include, but not be limited to, any date as of which the Fund values Shares for purposes of determining the price at which the Shares are to be purchased by the Fund in an offer made pursuant to Section 4.5 of this Agreement.   In general, the Valuation Date is the last business day of each month.

ARTICLE 2

 ORGANIZATION; ADMISSION OF MEMBERS

SECTION 2.1     FORMATION OF LIMITED LIABILITY COMPANY.

Each member of the Board of Directors shall be designated an “authorized person” within the meaning of the Delaware Act, and any Director may execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Fund’s legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency of such jurisdiction, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.  The parties to this Agreement ratify Josephine Cheung as an “authorized person” within the meaning of the Delaware Act for the purpose of executing, delivering and filing the Certificate with the Secretary of State of the State of Delaware, and as an authorized person for making other government filings in connection with the organization, registration and tax status of the Fund.

SECTION 2.2     NAME.

The name of the Fund shall be “Fintan Alternative Fixed Income Institutional Fund, LLC” or such other name as the Board of Directors may subsequently adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice of such name to each Member.

SECTION 2.3     PRINCIPAL AND REGISTERED OFFICE.

The Fund shall have its principal office at 203 Redwood Shores Parkway, Suite 230, Redwood City, CA  94065, or at such other place designated from time to time by the Board of Directors.  The Fund shall have its registered office in Delaware at 1209 Orange Street, Suite 400, Wilmington, Delaware 19801, and shall have The Corporation Trust Company as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Directors.

SECTION 2.4     DURATION.

The term of the Fund commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Fund is dissolved pursuant to Section 7.1 of this Agreement.  The existence of the Fund as a separate legal entity shall continue until cancellation of the Certificate as provided in the Delaware Act.  A Director or any designated officer of the Fund shall execute, deliver and file any other certificates (and any amendments and/or restatements of such certificates) necessary for the Fund to qualify to do business in New York and in any other jurisdiction in which the Fund may wish to conduct business.

SECTION 2.5     OBJECTIVE AND BUSINESS OF THE COMPANY.

(a)          The objective and business of the Fund is to purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating to Securities or otherwise.  The Fund may carry out its activities directly or indirectly through the purchase of interests in Portfolio Hedge Funds.  Notwithstanding any provision of this Agreement to the contrary, the Fund, and each Director on behalf of the Fund (or its delegates), may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions that may in the opinion of the Board of Directors be necessary or advisable to carry out the Fund’s objective or business.

(b)          The Fund shall operate as a closed‑end, non-diversified, management investment company in accordance with the Investment Company Act and subject to any fundamental policies and investment restrictions set forth from time to time in the Form N-2.

SECTION 2.6     BOARD OF DIRECTORS.

(a)          The initial Director serving on the Board of Directors is, or will be upon his consent to such service, Shawn Matthews.  The initial Director, and such other person as may be designated by the Organizational Member as Directors, shall be subject to election prior to the Closing Date by the Organizational Member. By signing this Agreement or the signature page of the Fund’s subscription agreement, each Member admitted on the Closing Date will be deemed to have voted for the election of the initial Director to the Board of Directors designated to serve as Director on the Board of Directors prior to the Closing Date.  The Board of Directors may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director of and the provisions of Section 3.3 of this Agreement with respect to the election of Directors to the Board of Directors by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director.  The names and mailing addresses of the Directors shall be set forth in the books and records of the Fund.  The number of Directors shall be fixed from time to time by the Board of Directors.

(b)          Subject to any maximum term of service, required age of retirement or similar limitation that the Board of Directors may establish from time to time, each Director shall serve on the Board of Directors for the duration of the term of the Fund, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 of this Agreement.  In the event of any vacancy in the position of Director, the remaining Directors may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two‑thirds (2/3) of the Directors then serving would have been elected by the Members.  The Board of Directors may call a meeting of Members to fill any vacancy in the position of Director, and shall do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving on the Board of Directors.

(c)          Each Director shall be a “Manager” of the Fund for purposes of the Delaware Act.

(d)          In the event that no Director remains to continue the business of the Fund, the Investment Manager shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Directors to the Board of Directors.  If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 7.1 of this Agreement and the assets of the Fund shall be liquidated and distributed pursuant to Section 7.2 of this Agreement.

SECTION 2.7     MEMBERS.

The Organizational Member shall be deemed admitted as a Member as of the date of formation of the Fund and shall be issued and hold an interest in the Fund without making any contribution or being obligated to make any contribution to the Fund.  The Organizational Member’s interest in the Fund shall be represented by a Share, which Share shall have the same rights as other Shares, including that it shall be a voting security.  The Organizational Member shall be entitled to vote upon such matters as the Board of Directors or the Organizational Member may deem appropriate for Member vote prior to the Closing Date, including but not limited to the election of Directors and the approval of the management agreement with the Investment Manager.  Upon the admission of any other Member, the Organizational Member shall withdraw from the Fund as the Organizational Member and shall no longer be a Member. The Fund may offer Shares for purchase by investors in such manner and at such times as may be determined by the Board of Directors.  All subscriptions for Shares are subject to the receipt of cleared funds on or before the acceptance date in the full amount of the subscription, plus the applicable sales charge, if any.  Subject to the foregoing terms, Members may be admitted to the Fund subject to the condition that each such Member shall execute an appropriate signature page of this Agreement or of the Fund’s subscription agreement pursuant to which such Member agrees to be bound by all the terms and provisions of this Agreement.  The Board of Directors (or its designated agents) may, in its (or their) sole discretion, reject any subscription for Shares.  The Board of Directors (or its designated agents) may, in its (or their) sole discretion, suspend subscriptions for Shares at any time.  The admission of any person as a Member shall be effective upon the revision of the books and records of the Fund to reflect the name and the purchase of Shares of the Fund of such additional Member.  No act, vote or approval of any Member of the Fund is required to admit a new Member in accordance with this Section 2.7.

SECTION 2.8     BOTH DIRECTORS AND MEMBERS.

A Member may at the same time be a Director and a Member, in which event such Member’s rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions of this Agreement or as provided in the Delaware Act.

SECTION 2.9     LIMITED LIABILITY.

(a)          Except as otherwise provided in this Agreement or the Delaware Act, the debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Fund, and no Member shall be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being a Member.

(b)          Except as provided under applicable law, a Director shall not be liable for the Fund’s debts, obligations and liabilities solely by reason of being a Director of the Fund.

ARTICLE 3

 MANAGEMENT

SECTION 3.1     MANAGEMENT AND CONTROL.

(a)          Management and control of the business of the Fund shall be vested in the Board of Directors, which shall have the right, power and authority, on behalf of the Fund and in its name, to exercise all rights, powers and authority of “Managers” of a limited liability company under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and their duties under this Agreement.  No Director shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Director’s authority as delegated by the Board of Directors.  The parties to this Agreement intend that, except to the extent otherwise expressly provided in this Agreement, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed‑end management investment company registered under the Investment Company Act that is organized as a Delaware corporation who is not an “interested person” of such company as such term is defined in the Investment Company Act.  Subject to Section 2.6 of this Agreement, during any period in which the Fund shall have no Directors, the Investment Manager shall continue to serve as the Investment Manager to the Fund and to provide the Investment Management Services to the Fund.

(b)          Members shall have no right to participate in and shall take no part in the management or control of the Fund’s business and shall have no right, power or authority to act for or bind the Fund.  Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the Investment Company Act or as otherwise required in the Delaware Act.

(c)          Notwithstanding any provision in this Agreement (whether providing for action or determination by the Board of Directors in its discretion or otherwise), the Board of Directors may delegate to any other person any right, power and authority vested by this Agreement in the Board of Directors to the extent permissible under applicable law.

SECTION 3.2     ACTIONS BY THE BOARD OF DIRECTORS.

(a)          Unless provided otherwise in this Agreement, the Board of Directors shall act only:  (i) by the affirmative vote of a majority of the Directors (including the vote of a majority of the Independent Directors if required by the Investment Company Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person or, if in‑person attendance is not required by the Investment Company Act, by telephone) or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the Investment Company Act.

(b)          The Board of Directors may designate from time to time a principal Director who shall preside at all meetings (the “Chair”).  Meetings of the Board of Directors may be called by the Chair or by any two Directors or by any person designated by the Board of Directors as the Fund’s corporate secretary or assistant secretary, and may be held on such date and at such time and place, as the Board of Directors shall determine.  Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting.  Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice provided he or she shall execute a written waiver of notice with respect to the meeting or shall affirmatively state such waiver of notice for the purpose of recording the same in the minutes of the proceedings to be maintained with respect to the meeting.  Directors may attend and participate in any meeting by telephone except where in‑person attendance at a meeting is required by the Investment Company Act.  A majority of the Directors shall constitute a quorum at any meeting.

SECTION 3.3     MEETINGS OF MEMBERS.

(a)          Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present.  Meetings of the Members may be called by the Board of Directors or by Members holding at least a majority of the total number of votes eligible to be cast by Members at such meeting, and may be held at such time, date and place as the Board of Directors shall determine.  The Board of Directors shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date for the meeting, to each Member entitled to vote at the meeting within a reasonable time prior to such meeting.  Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law.  Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting.  The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting.  In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members.  Except as otherwise required or permitted by any provision of this Agreement or of the Investment Company Act, (i) those candidates for Director receiving a plurality of the votes cast at any meeting of all Members shall be elected as Directors and (ii) all other actions of Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.  In the event that the Fund invests principally in an investment company registered under the Investment Company Act, the Fund will seek instructions from its Members with regard to the voting of all proxies with respect to such other fund’s securities and to vote such proxies only in accordance with such instructions.

(b)          Each Member shall be entitled to cast at any meeting of Members that number of votes attaching to the Member’s Shares in accord with Section 6.1(b)(vii) of this Agreement as of the record date for such meeting.  The Board of Directors shall establish a record date not less than 10 nor more than 65 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast at such meeting, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(c)          A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting.  A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person.  Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

SECTION 3.4     CUSTODY OF ASSETS OF THE COMPANY.

The physical possession of all funds, Securities or other property of the Fund shall at all times, be held, controlled and administered by one or more custodians retained by the Fund to the extent required by and in accordance with the requirements of the Investment Company Act and the rules under the Investment Company Act.

SECTION 3.5     OTHER ACTIVITIES OF MEMBERS AND DIRECTORS.

(a)          The Directors shall not be required to devote full time to the affairs of the Fund, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

(b)          Any Member or Director, and any Affiliate of any Member or Director, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, notwithstanding any provision to the contrary at law or in equity, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements.  No Member or Director shall have any rights in or to such activities of any other Member or Director, or any profits derived from such activities.

SECTION 3.6     DUTY OF CARE.

(a)          To the fullest extent permitted by law, no Director, officer of the Fund, nor the Organizational Member shall be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his, her or its services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is directly and solely due to an act or omission of such Director, officer or Organizational Member constituting bad faith or gross negligence involved in the conduct of such Director’s, officer’s or Organizational Member’s office.

(b)          A Member not in breach of any obligation under this Agreement or under any agreement pursuant to which such Member subscribed for Shares shall be liable to the Fund, any other Member or third parties only as provided under the Delaware Act and applicable law.

SECTION 3.7     INDEMNIFICATION.

(a)          To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) of this Agreement, indemnify each Director, officer of the Fund and the Organizational Member (including for this purpose his, her or its executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable fees and disbursements of counsel, accountants or other professionals incurred in connection with the investigation, defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or subsequently, by reason of being or having been a Director, officer of the Fund or the Organizational Member or the past or present performance of services to the Fund by such indemnitee, under this Agreement), except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits from which there is no further right to appeal in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of bad faith or gross negligence involved in the conduct of such indemnitee’s office.  The rights of indemnification provided under this Section 3.7 shall not be construed to provide for indemnification for any liability (including liability under federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)          Expenses, including reasonable fees and disbursements of counsel, accountants or other professionals, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), shall be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) of this Agreement; provided, however, that (i) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee’s failure to fulfill such undertaking, or (ii) a majority of the Directors (excluding any Director who is either seeking advancement of expenses under this Agreement or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial‑type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c)          As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of bad faith or gross negligence involved in the conduct of such indemnitee’s office, indemnification shall be provided pursuant to Section 3.7(a) of this Agreement if (i) approved as in the best interests of the Fund by a majority of the Directors (excluding any Director who is either seeking indemnification under this Agreement or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) upon a determination based upon a review of readily available facts (as opposed to a full trial‑type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in or not opposed to the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of bad faith or gross negligence involved in the conduct of such indemnitee’s office, or (ii) the Board of Directors secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial‑type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Fund or its Members to which such indemnitee would otherwise be subject by reason of bad faith or gross negligence involved in the conduct of such indemnitee’s office.

(d)          Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits from which there is no further right to appeal in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of bad faith or gross negligence involved in the conduct of such indemnitee’s office.  In (i) any suit brought by a Director (or other person entitled to indemnification under this Agreement) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the Director or other person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7.  In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the Director or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e)          An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)           The rights of indemnification provided under this Agreement shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.  Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any Director or other person.

SECTION 3.8     FEES, EXPENSES AND REIMBURSEMENT.

(a)          So long as a Service Provider provides services to the Fund, it shall be entitled to receive fees for such services as may be agreed to by the Service Provider and the Fund pursuant to a services agreement.

(b)          The Board of Directors may cause the Fund to compensate each Director for his or her services as such.  In addition, the Directors shall be reimbursed by the Fund for reasonable out‑of‑pocket expenses incurred by them in performing their duties under this Agreement.

(c)          The Fund shall bear all expenses incurred in its business and operations, other than those specifically required to be borne by the Investment Manager pursuant to the Investment Management Agreement or by any Service Provider pursuant to any agreement referred to in Section 3.8(a) of this Agreement.  Expenses to be borne by the Fund include, but are not limited to, any fees and expenses in connection with the organization and registration of the Fund; any offering expenses of the Fund, both for the initial offering and on an ongoing basis and the costs of complying with any applicable federal or state laws including filing fees; Portfolio Hedge Fund fees and expenses and any other indirect expenses of Portfolio Hedge Funds; placement fees in connection with the Fund’s investments; trading expenses, including commissions, dealer spreads, interest, commitment fees and other borrowing expenses, and any other transaction-related costs, as well as costs that are the byproduct of leveraging or hedging activities; fees and expenses of outside legal counsel (including, without limitation, fees and expenses associated with the preparation and updating of the Fund’ governing documents and offering materials, negotiation of contracts, the review of subscription documents executed and delivered to the Fund in connection with the offerings of interests in the Fund, liaising with regulators, and review of documentation for prospective investments by the Fund), including Fund counsel, local counsel in the U.S., and non-U.S. legal counsel; fees and expenses of the Fund’s independent auditors and any accountants, consultants and other professionals engaged on behalf of the Fund; fees and expenses of governmental filings required of the Investment Manager or the Board members, to the extent required due to (and in such proportion as relates solely to) their service to the Fund; fees and expenses in connection with repurchase offers and any repurchases of Shares; Fund taxes and governmental fees (including tax return preparation fees); fees payable to any other investment adviser engaged by the Fund; fees and expenses of custodians and other persons providing custodial, administrative, investor servicing, recordkeeping and other services to the Fund; expenses of preparing, printing, and distributing prospectuses and any other sales material (and any supplements and amendments thereto), reports, notices, proxy material, and other communications with Members; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Members’ meetings, including preparation, mailing, and filing of related documents; expenses of corporate data processing and related services; costs relating to valuation services and all other expenses of valuing the Fund’s assets and computing the Fund’s Managed Asset Value or net asset value, including any equipment or services obtained for these purposes; costs and expenses of any chief compliance officer for the Fund designated pursuant to Rule 38a-1 under the Investment Company Act; Member recordkeeping and Member account services, fees, and disbursements; fees and expenses of the Board members that the Investment Manager and its affiliates do not employ; any travel or other reasonable costs associated with the Investment Manager’s attendance at any meetings requested by the Fund pursuant to the Agreement; fidelity bonds, insurance premiums, and retentions; and extraordinary expenses such as litigation, investigation, indemnification or regulatory examination expenses of the Fund; and any other operational or business expenses of the Fund.  The Fund also shall bear all taxes to which the Fund may be subject, directly or indirectly and whether in the United States, any State, or any other U.S. or non‑U.S. jurisdiction.  In addition, the Fund will bear any fees payable to the Investment Manager pursuant to the Investment Management Agreement.  The Investment Manager shall be entitled to reimbursement from the Fund for any of the above expenses that it pays on behalf of the Fund.

(d)          From time to time the Fund may, alone or in conjunction with the Investment Manager and/or other accounts for which the Investment Manager, or any Affiliate of the Investment Manager, acts as general partner or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board of Directors shall determine.

ARTICLE 4

 TERMINATION OF STATUS OF ADVISER AND DIRECTORS; TRANSFERS AND REPURCHASES

SECTION 4.1     TERMINATION OF STATUS OF THE ADVISER.

The status of the Investment Manager shall terminate if the Investment Management Agreement with the Investment Manager terminates and the Fund does not enter into a new Investment Management Agreement with the Investment Manager, effective as of the date of such termination.

SECTION 4.2     TERMINATION OF STATUS OF A DIRECTOR.

The status of a Director shall terminate if the Director (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Director by written notice to the other Directors given at least 90 days (or such shorter period as may be mutually agreed among the Directors) prior to such withdrawal; (iv) shall be removed pursuant to Section 4.3; (v) shall be certified by a physician to be mentally or physically unable to perform his duties under this Agreement; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors (unless the other Directors determine to waive such disqualifying circumstance); (vii) shall have a receiver appointed to administer the property or affairs of such Director (unless the other Directors determine to waive such disqualifying circumstance); or (viii) shall otherwise cease to be a Director of the Fund under the Delaware Act.

SECTION 4.3     REMOVAL OF A DIRECTOR.

Any Director may be removed either by (a) the vote or written consent of at least two‑thirds (2/3) of the Directors not subject to the removal vote or (b) at a meeting, the vote of 75% of the outstanding Shares.

SECTION 4.4     TRANSFER OF INTERESTS.

(a)           To the fullest extent permitted by law, Shares of a Member may be Transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of such Member or (ii) with the approval of the Board of Directors (or its delegate)  (which consent may be withheld in the sole discretion of the Board of Directors (or its delegate)).  In no event, however, will any transferee or assignee be admitted as a Member without the consent of the Board of Directors (or its delegate), which may be withheld in the sole discretion of the Board of Directors (or such delegate).  To the fullest extent permitted by law, any pledge, transfer, or assignment not made in accordance with this Section 4.4 will be void.

(b)           The Board of Directors (or its delegate) may not consent to a Transfer of all or any Shares held by a Member unless:  (i) the transferee benefiting from such Transfer is a person whom the Fund believes is an accredited investor, as such term is defined in Regulation D under the Securities Act of 1933 or any successor to such regulation; and (ii) all Shares held by a Member are to be Transferred to a single transferee or, after the Transfer of less than all Shares, the value of the Shares held by each of the transferee and the transferor would not be less than $25,000 (or such lower amount equal to the transferor’s initial Share balance in the Fund).  Any transferee that acquires Shares by operation of law as the result of the death, divorce, bankruptcy, insolvency or dissolution of a Member or otherwise shall be entitled to the rights of redemption or repurchase and of dividends or other distributions attaching to such Shares and to Transfer such Shares in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member.  If a Member transfers Shares with the approval of the Board of Directors (or its delegate), the Board of Directors shall promptly take all necessary actions so that such transferee is admitted to the Fund as a Member.  Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with such Transfer.

(c)           Each Member shall indemnify and hold harmless the Fund, each member of the Board of Directors, the Investment Manager, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member (or such Member’s transferee) in connection with any such Transfer.

SECTION 4.5     REPURCHASE OF INTERESTS.

(a)           Except as otherwise provided in this Agreement, no Member or other person holding Shares shall have the right to require the Fund to redeem its Shares.  The Board of Directors from time to time, in its complete and exclusive discretion and on such terms and conditions as it may determine (subject to the Investment Company Act and other applicable law), may cause the Fund to offer to repurchase Shares pursuant to written tenders or to establish an agreed upon schedule for the same.  Each such tender offer may be limited in amount (for example, to only some of the Shares held by a Member or some of the Shares outstanding).  In determining whether to cause the Fund to offer to make such repurchases, the Board of Directors shall consider the recommendation of the Investment Manager, and shall also consider, as the Board of Directors may find relevant, such other factors relating to the business and affairs of the Fund or to the markets in which the Fund invests (directly or indirectly) or the economy generally.

(b)           A Member who tenders for repurchase only some of such Member’s Shares shall be required to maintain a Share balance in the Fund with a net asset value equal to at least $25,000 (or such lower amount equal to the Member’s initial Share balance as to the Fund).  If a Member tenders an amount that would cause the Member’s Share balance to fall below the required minimum following completion of a repurchase, the Fund reserves the right to reduce the amount to be purchased from the Member pursuant to the tender so that the required minimum balance is maintained or to repurchase all the Member’s Shares of the Fund.

(c)           The Investment Manager may tender its Shares as a Member under Section 4.5(a) of this Agreement.

(d)           The Board of Directors may cause the Fund to repurchase Shares of a Member or any person acquiring Shares from or through a Member in the event that the Board of Directors in its sole discretion determines that:

(i)            such Shares have been transferred in violation of this Section 4.5, or such Shares have vested in any person other than by operation of law as the result of the death, divorce, dissolution, bankruptcy or incompetence of a Member;

(ii)           ownership of such Shares by a Member or other person is likely to cause the Fund to be in violation of, or require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(iii)          continued ownership of such Shares by a Member may be harmful or injurious to the business or reputation of the Fund, the Board of Directors, the Investment Manager or any of their affiliates, or may subject the Fund or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

(iv)          any of the representations and warranties made by a Member in connection with the acquisition of Shares was not true when made or has ceased to be true;

(v)           with respect to a Member subject to special regulatory or compliance requirements (collectively, “Special Laws or Regulations”), such Member is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold Shares; or

(vi)          it would be in the best interests of the Fund for the Fund to repurchase such Shares.

(e)           Repurchases shall be effective after receipt and acceptance by the Fund of eligible written tenders of Shares from Members and, unless otherwise determined by the Board of Directors from time to time, shall be subject to the repurchase procedures approved by the Board of Directors and set out in the Form N-2 from time to time, including as to repurchase request deadlines, revocability of repurchase requests, suspensions of repurchase requests, valuation date, timing, and process, payment of proceeds in the form of a promissory note having such terms as the Board of Directors may approve from time to time, and any holdbacks of a portion of proceeds until after the Fund’s annual audit, or such other terms as the Board of Directors may approve in its discretion, which may vary from period to period.  The Board of Directors, in its discretion, may pay all or any portion of the repurchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased.

ARTICLE 5

 CAPITAL

SECTION 5.1     RIGHTS OF MEMBERS TO CAPITAL.

No Member shall be entitled to interest payments from Shares, nor shall any Member be entitled to the return of any capital of the Fund except (a) upon the repurchase by the Fund of such Member’s Shares pursuant to Section 4.5 of this Agreement, or (b) upon the liquidation of the Fund’s assets pursuant to Section 7.2 of this Agreement.  No Member shall be liable for the return of any such amounts.  No Member shall have the right to require partition of the Fund’s property or to compel any sale or appraisal of the Fund’s assets.

SECTION 5.2     WITHHOLDING.

(a)           The Board of Directors may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes with respect to any Member to the extent required by the Code or any other applicable law.

(b)           For purposes of this Agreement, any taxes so withheld by the Fund with respect to any Member shall be deemed to be a distribution to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement.

(c)           The Board of Directors shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption.  To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board of Directors with such information and forms as such Member may be required to complete when necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents.  Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Fund and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

ARTICLE 6

 INTERESTS

SECTION 6.1     INTERESTS.

(a)           (i)  The number of the Fund’s authorized Shares and the number of Shares that may be issued is unlimited, and, subject to Section 2.7 of this Agreement and Section 6.1(b)(viii) of this Agreement, the Directors may issue Shares for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split‑up), or may reduce the number of issued Shares in proportion to the relative net asset value of the Shares then outstanding, all without action or approval of the Members.  All such Shares shall have no par value per Share.  All Shares when so issued on the terms determined by the Directors shall be fully paid and non‑assessable.  The Directors may hold any Shares repurchased or otherwise reacquired by the Fund as treasury Shares, reissue such Shares for such consideration and on such terms as they may determine, or cancel such Shares, at their discretion from time to time.

(ii)           In accordance with Section 2.9 of this Agreement, any Investment Manager or Director, officer or other agent of the Fund (including, without limitation, the Administrator), and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of the Fund to the same extent as if such person were not a Director, officer or other agent of the Fund; and the Fund may issue and sell or cause to be issued and sold and may purchase Shares from any such person or any such organization subject only to the limitations, restrictions or other provisions applicable to the sale or purchase of Shares generally.

(iii)          Shares shall not be represented by certificates, but only by notation on the Share records of the Fund, as kept by the Fund or by any transfer or similar agent, as the case may be.  The Share records, whether maintained by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each such person.

(b)           (i)  All consideration received by the Fund for the issue or sale of Shares, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds from any of the foregoing, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Fund generally and not to the account of any particular Member or holder of Shares, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Fund.

(ii)           The liabilities, expenses, costs and charges (including any reserves as may be established from time to time) attributable to the Fund shall be charged and allocated to the assets belonging to the Fund generally and not to the account of any particular Member or holder of Shares and shall be so recorded upon the books of account of the Fund.

(iii)          Dividends and distributions on Shares may be paid to the Members or holders of Shares of the Fund, with such frequency as the Directors may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Directors may determine, from such of the income, capital gains accrued or realized, and capital and surplus, after providing for actual and accrued liabilities of the Fund.  All dividends and distributions on Shares of the Fund shall be distributed pro rata to the Members or other holders of Shares of the Fund in proportion to the number of Shares held by such persons at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Directors may determine that no dividend or distribution shall be payable on Shares as to which the Member’s purchase order and/or payment have not been received by the time or times established by the Directors under such program or procedure.  The Board of Directors may adopt any form of an automatic dividend reinvestment plan in its sole discretion.  Dividends and distributions on Shares may be made in cash or Shares or a combination as determined by the Directors or pursuant to any program that the Directors may have in effect at the time for the election by each Member or other holder of Shares of the mode of the making of such dividend or distribution to that person.  Any dividend or distribution paid in Shares will be paid at the net asset value of such Shares as determined in accordance with Section 8.2 of this Agreement.  Notwithstanding anything in this Agreement to the contrary, the Directors may at any time declare and distribute a dividend of stock or other property pro rata among the Members or other holders of Shares at the date and time of record established for the payment of such dividends or distributions.

(iv)          Notwithstanding any provision to the contrary contained in this Agreement, the Directors shall not be permitted to make a distribution to the Members on account of their interest in the Fund if such distribution would violate Section 18‑607 of the Delaware Act or any other applicable law.

(v)           In the event of the liquidation or dissolution of the Fund, the Members or other holders of Shares shall be entitled to receive, when and as declared by the Directors, the excess of the assets of the Fund over its liabilities.  Upon the liquidation or dissolution of the Fund, the Directors shall make provisions for the satisfaction (whether by payment or the making of reasonable provision for payment) of all of the Fund’s outstanding obligations, taxes and other liabilities, accrued or contingent in accordance with the Delaware Act.  Any remaining assets (which may, in the discretion of the Directors, include assets distributed in‑kind valued at their date of distribution in accordance with Section 8.2 of this Agreement) shall be distributed among the Members or other holders of Shares in proportion to the relative number of Shares held by such persons.

(vi)          Shares shall be transferable only in accordance with Section 4.4 of this Agreement.

(vii)         Except as provided in this Agreement, each Share shall represent an equal proportionate interest in the Net Assets of the Fund, and each Share shall be equal with respect to net asset value per Share as against each other Shares.  The rights attaching to all Shares shall be identical as to right of redemption or repurchase by the Fund, dividends and other distributions (whether or not on liquidation), and voting rights (the vote attaching to each Share or fraction of a Share being equal to the dollar value of the same as of the record date for any such vote, if such record date is a Valuation Date, or if such record date is not a Valuation Date, the Valuation Date most recently preceding such record date).  The Directors may from time to time divide or combine the Shares into a greater or lesser number of Shares provided that such division or combination does not change the proportionate beneficial interest in the assets of the Fund of any Member or other holder of Shares or in any way affect the rights of Shares.

(viii)        The Directors, subject to Section 2.7 of this Agreement, may accept investments in the Fund by way of Share purchase, from such persons, on such terms (including minimum purchase amounts) and for such consideration, not inconsistent with the provisions of the Investment Company Act, as they from time to time authorize or determine.  Such investments may be in the form of cash, Securities or other property in which the Fund is authorized to invest, hold or own, valued as provided in Section 8.2 of this Agreement.  The Directors may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase or sale of Shares that conform to such authorized terms and to reject any purchase or sale orders for Shares whether or not conforming to such authorized terms.

(ix)           Shares may be issued in fractional Shares.  Any fractional Share, if outstanding, shall carry proportionately all the rights and obligations of a whole Share, including those rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Fund.  Fractions of Shares shall be calculated to three decimal points.

ARTICLE 7

 DISSOLUTION AND LIQUIDATION

SECTION 7.1     DISSOLUTION.

The Fund shall be dissolved (i) upon the affirmative vote to dissolve the Fund by:  (1) a majority of the Board of Directors or (2) Members holding at least two‑thirds (2/3) of the total number of votes eligible to be cast with respect to the Fund; or (ii) as required by the Delaware Act or other applicable law.

Dissolution of the Fund shall be effective on the day on which the event giving rise to the dissolution shall occur, but the existence of the Fund as a separate legal entity shall not terminate until the assets of the Fund have been liquidated in accordance with Section 7.2 of this Agreement and the Certificate has been canceled.

SECTION 7.2     WINDING UP.

(a)           Upon the dissolution of the Fund as provided in Section 6.1(b)(v) of this Agreement, the Directors shall promptly appoint the Investment Manager as the liquidating trustee and the Investment Manager shall wind up the business and administrative affairs of the Fund, except that if the Board of Directors does not appoint the Investment Manager as the liquidating trustee or the Investment Manager is unable to perform this function (or to designate an appropriate delegate to do so), a liquidating trustee elected by Members holding a majority of the total number of votes eligible to be cast shall promptly wind up the business and administrative affairs of the Fund.

(b)           The proceeds from liquidation shall be distributed as contemplated by Section 6.1(b)(v) of this Agreement.

ARTICLE 8

 ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

SECTION 8.1     ACCOUNTING AND REPORTS.

(a)           Although the Fund shall adopt for tax accounting purposes any accounting method that the Board of Directors shall decide, in its sole discretion, is in the best interests of the Fund, it is anticipated that the Fund will maintain its books and records on the accrual method of accounting based upon generally accepted accounting principles except as otherwise described in this Agreement.  The Fund’s accounts shall be maintained in U.S. currency.

(b)           After the end of each taxable year (and/or each calendar year), the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member’s Shares as is necessary for Members to complete federal, state and local income tax or information returns and any other tax information required by federal, state or local law.

(c)           Except as otherwise required by the Investment Company Act, or as may otherwise be permitted by rule, regulation or order, the Fund shall furnish to each Member such reports as the Board of Directors in their discretion (or its delegates in their discretion) may determine.  The Fund shall cause financial statements in accordance with generally accepted accounting principles contained in each annual report furnished under this Agreement to be accompanied by a report of independent public accountants based upon an audit performed in accordance with generally accepted auditing standards.  The Fund may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

SECTION 8.2     VALUATION OF NET ASSETS.

(a)           Except as may be required by the Investment Company Act, the Board of Directors (or their delegates, except as otherwise required under the Investment Company Act) shall value or have valued any Securities or other assets and liabilities of the Fund as of the close of business on any day or days as the Directors in their discretion may determine) in accordance with such valuation procedures as shall be established from time to time by the Board of Directors and that conform to the requirements of the Investment Company Act.  In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund’s accounting records.

(b)           The Fund will value interests in Portfolio Hedge Funds at fair value, which ordinarily will be the value determined by the respective Portfolio Hedge Funds in accordance with the policies established by such Portfolio Hedge Funds, subject to such other procedures and methodologies as the Board of Directors may adopt in its sole discretion.

(c)           The value of Securities and other assets of the Fund and the net worth of the Fund as a whole determined pursuant to this Section 8.2 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

ARTICLE 9

 MISCELLANEOUS PROVISIONS

SECTION 9.1     AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT.

(a)           Except as otherwise provided in this Section 9.1, this Agreement may be amended, in whole or in part, with:  (i) the approval of a majority of the Board of Directors (including the approval of a majority of the Independent Directors, if required by the Investment Company Act) and (ii) if required by the Investment Company Act, the approval of the Members by such vote as is required by the Investment Company Act.

(b)           Any amendment that would:

(i)            increase the obligation of a Member to make any contribution to the capital of the Fund;

(ii)           reduce the rights attaching to the Shares held by any person as against the rights attaching to the Shares held by any other person (other than by increasing the expenses or liabilities of the Fund as a whole); or

(iii)          modify the events causing the dissolution of the Fund;

may be made only if (i) the written consent of each Member adversely affected by such amendment is obtained prior to the effectiveness of such amendment or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Directors) to tender all of such person’s Shares for repurchase by the Fund.

(c)           The power of the Board of Directors to amend this Agreement at any time without the consent of the Members in accordance with paragraph (a) of this Section 9.1 shall, without limitation, specifically include the power to:

(i)            restate this Agreement together with any amendments to this Agreement that have been duly adopted in accordance with this Agreement to incorporate such amendments in a single, integrated document;

(ii)           amend this Agreement (other than with respect to the matters set forth in Section 9.1(b) of this Agreement) to effect compliance with any applicable law or regulation, or reasonable interpretation such law or regulation, or to cure any ambiguity or to correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement;

(iii)          amend this Agreement, taking due consideration of the interests of the Members as a whole, to make such changes as may be necessary or advisable to ensure that the Fund maintains its then‑current federal tax treatment.

(d)           Any amendment that would modify the provisions of this Section 9.1 (if material) may be made only with the unanimous consent of the Members and, to the extent required by the Investment Company Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors).

(e)           The Board of Directors shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 9.1(c) of this Agreement) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary of the amendment and a statement that the text of the amendment will be furnished to any Member upon request.  For the avoidance of doubt, written notice under this paragraph (e) need not be prior written notice.

SECTION 9.2     SPECIAL POWER OF ATTORNEY.

(a)           Each Member irrevocably makes, constitutes and appoints each duly named officer of the Fund, with full power of substitution, the true and lawful representative and attorney‑in‑fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(i)            any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 9.1 of this Agreement);

(ii)           any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Fund; and

(iii)          all such other instruments, documents and certificates that, in the opinion of legal counsel to the Fund, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency of any such jurisdiction, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b)           Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member’s consent.  If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorney‑in‑fact appointed is authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted.  Each Member is fully aware that each Member will rely on the effectiveness of this special power of attorney with a view to the orderly administration of the affairs of the Fund.

(c)           This power of attorney is a special power of attorney and is coupled with an interest in favor of the Fund and each duly named officer of the Fund and as such:

(i)            shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power of attorney, regardless of whether the Fund or such officer shall have had notice of such death or incapacity; and

(ii)           shall survive the delivery of a Transfer by a Member of all or portion of such Member’s Shares, except that when the transferee of such Share has been approved by the Board of Directors for admission to the Fund as a substituted Member, this power of attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling any such officer to execute, acknowledge and file any instrument necessary to effect such substitution.

SECTION 9.3     NOTICES.

Notices that may be or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, registered or certified mail return receipt requested, commercial courier service, telecopier (receipt confirmed) or hand delivery, or if to the Board of Directors or the Investment Manager, by hand delivery, registered or certified mail return receipt requested, commercial courier service, or telecopier (receipt confirmed), and shall be addressed to the respective parties to this Agreement at their addresses as set forth in the books and records of the Fund.  Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, or telecopier.  A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

SECTION 9.4     AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties under this Agreement may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation of any such rights or obligations that is not made pursuant to the terms of this Agreement shall, to the fullest extent permitted by law, be void.

SECTION 9.5     APPLICABILITY OF INVESTMENT COMPANY ACT AND FORM N‑2.

The parties to this Agreement acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the Investment Company Act and the Form N‑2 that affect numerous aspects of the conduct of the Fund’s business and of the rights, privileges and obligations of the Members.  Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the Investment Company Act and the Form N‑2.

SECTION 9.6     CHOICE OF LAW; ARBITRATION.

(a)           Notwithstanding the place where this Agreement may be executed by any of the parties to this Agreement, the parties expressly agree that all the terms and provisions of this Agreement shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such State.

(b)           TO THE FULLEST EXTENT PERMITTED BY LAW, UNLESS OTHERWISE AGREED IN WRITING, EACH MEMBER AGREES TO SUBMIT ALL CONTROVERSIES ARISING BETWEEN MEMBERS OR ONE OR MORE MEMBERS AND THE COMPANY TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTANDS THAT:

(i)            ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

(ii)           THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL;

(iii)          PRE‑ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS;

(iv)          THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND A PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY ARBITRATORS IS STRICTLY LIMITED; AND

(v)           THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

(c)           ALL CONTROVERSIES THAT MAY ARISE AMONG MEMBERS AND ONE OR MORE MEMBERS AND THE COMPANY CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION IN NEW YORK CITY IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT, TO THE FULLEST EXTENT PERMITTED BY LAW.  ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE DETERMINED BEFORE AND IN ACCORDANCE WITH THE RULES THEN OBTAINING OF EITHER THE NEW YORK STOCK EXCHANGE, INC. (THE “NYSE”) OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (THE “NASD”), AS THE MEMBER OR ENTITY INSTITUTING THE ARBITRATION MAY ELECT.  IF THE NYSE OR NASD DOES NOT ACCEPT THE ARBITRATION FOR CONSIDERATION, THE ARBITRATION SHALL BE SUBMITTED TO, AND DETERMINED IN ACCORDANCE WITH THE RULES THEN OBTAINING OF, THE CENTER FOR PUBLIC RESOURCES, INC.  IN NEW YORK CITY.  JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OF THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED.  ANY NOTICE OF SUCH ARBITRATION OR FOR THE CONFIRMATION OF ANY AWARD IN ANY ARBITRATION SHALL BE SUFFICIENT IF GIVEN IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.  EACH MEMBER AGREES THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM.

(d)           NO MEMBER SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE‑DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:  (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE MEMBER IS EXCLUDED FROM THE CLASS BY THE COURT.  SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED IN THIS AGREEMENT.

Notwithstanding any provision of the Agreement to the contrary, this Section 9.6 of this Agreement shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C. § 5701 et seq.)  (the “Delaware Arbitration Act”).  If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 9.6 of this Agreement, including any Commercial Arbitration Rules or rules of the American Arbitration Association shall be invalid or unenforceable under the Delaware Arbitration Act or other applicable law, such invalidity shall not invalidate all of this Section 9.6 of this Agreement.  In that case, this Section 9.6 of this Agreement shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 9.6 of this Agreement shall be construed to omit such invalid or unenforceable provision.

SECTION 9.7     NOT FOR BENEFIT OF CREDITORS.

The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Directors and the Fund.  This Agreement is not intended for the benefit of non‑Member creditors and no rights are granted to non‑Member creditors under this Agreement.

SECTION 9.8     CONSENTS.

Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy shall be filed and kept with the books of the Fund.

SECTION 9.9     MERGER AND CONSOLIDATION.

(a)           The Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by section 18‑209(b) of the Delaware Act.

(b)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with section 18‑209(b) of the Delaware Act may, to the extent permitted by section 18‑209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

SECTION 9.10   PRONOUNS.

All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in context.

SECTION 9.11   CONFIDENTIALITY.

(a)           A Member may obtain from the Fund such information regarding the affairs of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Directors.

(b)           Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name, address (whether business, residence or mailing) or other personally identifiable information of any Member (collectively, “Confidential Information”) without the prior written consent of the Board of Directors, which consent may be withheld in its sole discretion.

(c)           Each Member recognizes that in the event that this Section 9.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates’ principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non‑breaching Members and the Fund.  Accordingly, in addition to any and all other remedies at law or in equity to which the non‑breaching Members and the Fund may be entitled, it is the intent of the parties that such Members and the Fund shall also have the right to seek to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection with such equitable relief.  In the event that any non‑breaching Member or the Fund determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates’ principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non‑breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

SECTION 9.12   CERTIFICATION OF U.S. OR FOREIGN STATUS.

Upon admission to the Fund and at such other times as the Board of Directors may request, each Member or transferee of Shares from a Member shall (i) provide an IRS Form W‑8BEN, W‑8IMY or W‑8ECI certifying under penalty perjury that the beneficial owner of the Shares is not a U.S. person or (ii) provide an IRS Form W‑9 certifying under penalty or perjury that the beneficial owner of the Shares is a U.S. person, that the beneficial owner’s U.S. taxpayer identification number provided is correct and that such beneficial owner is not subject to backup withholding because either (1) such beneficial owner is exempt from backup withholding, (2) such beneficial owner has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (3) the IRS has notified such beneficial owner that it is no longer subject to backup withholding.

SECTION 9.13   SEVERABILITY.

If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law.  If any provisions of this Agreement are held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part of this Agreement.

SECTION 9.14   FILING OF RETURNS.

(a)           The Board of Directors or its designated agent shall prepare and file, or cause the Administrator or accountants of the Fund to prepare and file, a federal income tax return in compliance with section 6012 of the Code, all required federal information returns and any required state and local income tax and information returns for each tax year of the Fund. The tax year shall be as determined by the Board of Directors from time to time.

(b)           Each Member agrees not to treat, on his personal income tax return or in any claim for a tax refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Fund.

SECTION 9.15   COUNTERPARTS.

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document.  All counterparts shall be construed together and shall constitute one instrument.

EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE‑DISPUTE ARBITRATION CLAUSE SET FORTH IN SECTION 9.6 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 9.11.

The parties to this Agreement have executed this limited liability company agreement of the Fund as of the date identified in the preamble to this Agreement.

DIRECTORS:

Signed:	/s/ Shawn Matthews
Name: Shawn Matthews

ORGANIZATIONAL MEMBER:

Signed:	/s/ Josephine Cheung
Name: Josephine Cheung

MEMBERS:

[TO BE EXECUTED PURSUANT TO POWER OF ATTORNEY]

Each person who shall sign a Member Signature Page and who shall be accepted by the Board of Directors to the Fund as a Member.